Exhibit 3.4

AMENDED BYLAWS

OF

HAWAIIAN AIRLINES, INC.

(A Delaware Corporation)

ARTICLE 1

DEFINITIONS

As used in these Bylaws, unless the context otherwise requires, the term:

1.1 “Assistant Secretary” means an Assistant Secretary of the Corporation

1.2 “Assistant Treasurer” means an Assistant Treasurer of the Corporation.

1.3 “Board” means the Board of Directors of the Corporation.

1.4 “Bylaws” means the initial bylaws of the Corporation, as amended from time to time.

1.5 “Certificate of Incorporation” means the initial certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.

1.6 “Chairman” means the Chairman of the Board of Directors of the Corporation.

1.7 “Chief Executive Officer” means the Chief Executive Officer of the Corporation.

1.8 “Chief Financial Officer” means the Chief Financial Officer of the Corporation.

1.9 “Common Stock” means the Common Stock of the Corporation, par value $.01 per share.

1.10 “Corporation” means Hawaiian Airlines, Inc.

1.11 “Directors” means directors of the Corporation.

1.12 “Entire Board” means all then authorized Directors of the Corporation, whether or not present at a meeting of the Board, but disregarding vacancies and unfilled newly created directorships.

1.13 “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental body or other entity.

1.14 “President” means the President of the Corporation.

1.15 “Secretary” means the Secretary of the Corporation.

1.16 “Stockholders” means the holders on the applicable record date of issued and outstanding shares of Common Stock and Preferred Stock.

1.17 “Transfer” means to sell, exchange, transfer, assign, pledge or otherwise dispose of anything to any Person, and the terms “Transferor” and “Transferee” shall have correlative meanings.

1.18 “Treasurer” means the Treasurer of the Corporation.

1.19 “Vice President” means a Vice President of the Corporation.

ARTICLE 2

STOCKHOLDERS

2.1 Place of Meetings. Every meeting of Stockholders may be held at such place, within or without the State of Delaware, as may be designated by resolution of the Board from time to time.

2.2 Annual Meeting. A meeting of Stockholders shall be held annually for the election of Directors at such date and time as may be designated by resolution of the Board from time to time unless the actions that otherwise would be taken at the annual meeting are taken by the unanimous written consent of all Stockholders. Any other business may be transacted at the annual meeting.

2.3 Special Meetings. Special meetings of the Stockholders may be called by the Board, the Chairman or the President, or upon the written request of the holders of not less than one-tenth (1/10) of the then issued and outstanding Common Stock of the Corporation entitled to vote at such meeting filed with the Secretary of the Corporation. A request by a Stockholder or Stockholders for a special meeting must contain a brief description of the business to be brought before the special meeting, the reasons for conducting such business at such meeting and any material interest in such business of the person making the request. At any special meeting, such business shall be brought before the Stockholders and may be transacted as shall have been specified in the notice of such meeting, but any other business may be transacted subject to any requirements of law or in the Certificate of Incorporation or these Bylaws with respect to notice.

2.4 Fixing Record Date. For the purpose of (i) determining the Stockholders entitled (A) to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or (B) to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or (ii) any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date was adopted by the Board and which record date, unless otherwise required by applicable law, shall not be (x) in the case of clause (i)(A) above, more than seventy (70) nor less than ten (10) days before the date of such meeting, and (y) in the case of clause (i)(B) or (ii) above, more than seventy (70) days prior to such action. If no such record date is fixed:

(a) the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

(b) the record date for determining Stockholders for any purpose other than those specified in Section 2.4(a) shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

When a determination of Stockholders entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section 2.4, such determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

2.5 Notice of Meetings of Stockholders. Whenever under the provisions of applicable law, the Certificate of Incorporation or these Bylaws, Stockholders are required or permitted to take any action at a meeting, notice shall be given stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, notice of any meeting shall be given, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each Stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the Stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this Section 2.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Any meeting of Stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

2.6 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Stockholders may be taken without a meeting if the action is taken by all the Stockholders entitled to vote on the action. The action must be evidenced by one or more written consents, setting forth the action so taken, and all such written consents taken together must be signed by all of the Stockholders entitled to vote with respect to the subject matter thereof and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such consents shall have the same effect as a unanimous vote of the Stockholders and is effective when the last Stockholder signs the consent, unless a different effective date is specified in the consent.

2.7 Waivers of Notice. Whenever the giving of any notice to Stockholders is required by applicable law, the Certificate of Incorporation or these Bylaws, a waiver thereof, given by the person entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders need be specified in any waiver of notice unless so required by applicable law, the Certificate of Incorporation or these Bylaws.

2.8 List of Stockholders. After fixing a record date for any Stockholders’ meeting, the Corporation shall prepare an alphabetical list of all Stockholders entitled to vote at such meeting, whether annual or special, or any adjournment thereof. Such list shall be arranged by voting group (and within each voting group by class or series of shares), with the address of and the number of shares held by each Stockholder, and shall be available for inspection by Stockholders or agent or attorney of the Stockholders (i) beginning two (2) business days after notice of the meeting for which the list was prepared is given and continuing through the meeting, during regular business hours and at the Stockholder’s expense, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held, and (ii) at the time and place of the meeting or any adjournment for the purposes thereof. Failure to comply with the requirements of this Section 2.8 shall not affect the validity of any action taken at the meeting.

2.9 Quorum of Stockholders; Adjournment. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, at each meeting of Stockholders the presence in person or by proxy of the holders of a majority of all outstanding shares of stock entitled to vote at the meeting of Stockholders shall constitute a quorum for the transaction of any business at such meeting. If a quorum exists, the affirmative vote of the majority of the votes cast at the meeting on the subject matter shall be the act of the Stockholders and shall be valid and binding upon the Corporation, except as otherwise specifically provided by law, the Certificate of Incorporation, or these Bylaws. Except as otherwise specifically provided by the Certificate of Incorporation, each Stockholder entitled to vote at any meeting of the Stockholders shall be entitled to one vote in person or by proxy for each share registered in the name of such Stockholder on the books of the Corporation. Once the share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set under Section 2.4. In the absence of a quorum, the holders of a majority of the shares of stock present in person or represented by proxy at any meeting of Stockholders, including an adjourned meeting, may adjourn such meeting to another time and place.

2.10 Proxies.

(a) At any meeting of Stockholders, a Stockholder may vote in person or appoint a proxy to vote for the Stockholder by signing an appointment form either personally or through his duly authorized attorney-in-fact. A Stockholder may authorize another person to act as proxy by executing a writing either personally or through his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation or other officer or agent authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

(b) A proxy appointment is revocable by the Stockholder unless the appointment form conspicuously states that it is irrevocable and such appointment is coupled with an interest. An appointment coupled with an interest includes the appointment of a pledgee, a Person who purchased or agreed to purchase the shares, a creditor of the Corporation who extended it credit under the terms requiring the appointment, an employee of the Corporation whose employment contact requires the appointment, or a party to a voting agreement. Notwithstanding the foregoing, such an irrevocable appointment is revoked when the interest with which it is coupled is extinguished.

(c) The death or incapacity of the Stockholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary, inspector of election or other officer or agent authorized to tabulate votes before the proxy exercises authority under the appointment.

(d) A Transferee for value of shares subject to an irrevocable appointment may revoke the appointment if the Transferee did not know of its existence when the Transferee acquired the shares and the existence of the irrevocable appointment was noted conspicuously on the certificate representing the shares.

2.11 Voting Procedures and Inspectors of Election at Meetings of Stockholders. The Board, in advance of any meeting of Stockholders, may and shall if required by applicable law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board may designate one or more individuals as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the individual presiding at the meeting may, and shall if required by applicable law, appoint, one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other individuals or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the individual presiding at the meeting and shall be announced at the meeting. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless a court shall order otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law. No individual who is a candidate for office at an election may serve as an inspector at such election.

2.12 Conduct of Meetings, Organization. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of Stockholders as it shall deem appropriate. At each meeting of Stockholders, the Chairman, or if there is no Chairman or if there be one and the Chairman is absent, the Chief Executive Officer, or if there is no Chief Executive Officer or if there be one and the Chief Executive Officer is absent, the President, or if there is no President or if there be one and the President is absent, a Vice President, and in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on age, present), shall preside over the meeting.    Except to the extent inconsistent with such rules and regulations as adopted by the Board, the individual presiding over any meeting of Stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such individual, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to Stockholders of record of the Corporation, their duly authorized and constituted proxies or such other Persons as the individual presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the individual presiding over the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Secretary, or in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as the individual presiding over the meeting or as secretary of the meeting, respectively, shall be present, an individual presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board, and in case the Board has not so acted to designate an individual to act as secretary of the meeting, such a designation shall be made by the individual presiding over the meeting.

2.13 Order of Business. The order of business at all meetings of Stockholders shall be as determined by the individual presiding over the meeting.

2.14 Notice of Stockholder Business and Nominations:

(a) Annual Meetings of Stockholders. (i) Nominations of individuals for election to the Board and the proposal of business to be considered by the Stockholders may be made at an annual meeting of Stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or (C) by any Stockholder of the Corporation who is entitled to vote at the meeting and who complies with the notice procedures set forth in subsection (a)(ii) of this Section 2.14.

(i) For nominations or other business to be properly brought before an annual meeting by a Stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 2.14, such Stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a Stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days prior to the annual meeting. Such Stockholder’s notice shall set forth: (A) as to each person whom such Stockholder proposes to nominate for election as a Director, the name and business experience of the prospective nominee and (B) as to any other business that such Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions to be proposed for consideration) and any material interest in such business of such Stockholder and the beneficial owner, if any, on whose behalf the proposal is made. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of Stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or (ii) provided that the Board has determined that Directors shall be elected at such meeting, by any Stockholder of the Corporation who is entitled to vote at the meeting upon such election and who complies with the notice procedures applicable to annual meetings as set forth in subsection (a)(ii) of this Section 2.14.

(c) General. Only such individuals who are nominated in accordance with the procedures set forth in this Section 2.14 shall be eligible to be elected at an annual or special meeting of Stockholders of the Corporation to serve as Directors and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.14. Except as otherwise provided by law, the individual presiding at the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.14 and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 2.14, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.14, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual or special meeting of Stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proper notice was given of such nomination or business and proxies in respect of such vote may have been received by the Corporation.

ARTICLE 3

DIRECTORS

3.1 General Powers. Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Article of Incorporation or these Bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

3.2 Number; Qualification; Term of Office. The number of directors shall be eleven (11); provided that the number of directors may be determined from time to time by resolution of the Board. The Directors shall be elected by the Stockholders at the annual meeting, or in case of failure to act at the annual meeting, at a special meeting held thereafter, or by written consent in accordance with Section 2.6 of these Bylaws in lieu of such annual or special meeting. Each Director shall hold office until a successor is duly elected and qualified or until the Director’s earlier death, resignation, disqualification or removal.

3.3 Newly Created Directorships and Vacancies. Unless otherwise provided by applicable law or the Certificate of Incorporation, any newly created directorships resulting from an increase in the authorized number of Directors and vacancies occurring in the Board for any cause, may be filled by the affirmative vote of a majority of the Board, although less than a quorum, or by a sole remaining Director. If a vacancy is not filled as provided in the preceding sentence within thirty (30) days, such vacancy may be filled by (i) the plurality vote of the Stockholders at a special meeting called for such purpose, or (ii) the unanimous written consent in lieu of a meeting of all Stockholders.

3.4 Resignation. Subject to the provisions of Section 3.2 of these Bylaws, any Director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Any resignation pursuant to this Section 3.4 shall take effect at the time therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

3.5 Removal. At a special meeting called for that purpose, any Director or the Entire Board may be removed, with or without cause (unless the Certificate of Incorporation provides that the Directors may be removed only for cause), if the number of votes cast to remove the Director(s) exceeds the number of votes cast not to remove the director(s). If cumulative voting is authorized, a Director may not be removed if the votes cast against the removal of such Director would be sufficient to elect such Director through cumulative voting.

3.6 Compensation. Each Director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Directors’ meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties. Each Director who shall serve as a member of any committee of Directors in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in the performance of his or her duties. Nothing contained in this Section 3.6 shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

3.7 Regular Meetings. Regular meetings of the Board may be held without notice at such times and at such places within or without the State of Delaware as may be determined from time to time by resolution of the Board.

3.8 Special Meetings. Special meetings of the Board may be held at such times and at such places within or without the State of Delaware whenever called by the Chairman, the Chief Executive Officer, the President or the Secretary or by a majority of the Directors then serving as Directors on at least 24 hours’ notice to each Director given by one of the means specified in Section 3.11 hereof other than by mail, or on at least three (3) business days’ notice if given by mail. If necessary under the Certificate of Incorporation or Section 3.3 of these Bylaws, special meetings of the Board may be called by any of the remaining Directors.

3.9 Telephone Meetings. Members of the Board or members of any committee designated by the Board may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all individuals participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.9 shall constitute presence in person at such meeting.

3.10 Adjourned Meetings. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.11 hereof other than by mail, or at least three (3) days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

3.11 Notice Procedure. Subject to Sections 3.8 and 3.12 hereof, whenever, under applicable law, the Certificate of Incorporation or these Bylaws, notice is required to be given to any Director, such notice shall be deemed given effectively if given in person or by telephone, by mail addressed to such Director at such Director’s address as it appears on the records of the Corporation, with postage thereon prepaid, or by telegram, telecopy or, if consented to by the Director to whom notice is given, by other means of electronic transmission.

3.12 Waiver of Notice. Whenever the giving of any notice to Directors is required by applicable law, the Certificate of Incorporation or these Bylaws, a waiver thereof, given by the Director entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Such waiver must be in writing, signed by the Director entitled to notice, and filed with the minutes of the Board. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors or a committee of Directors need be specified in any waiver of notice unless so required by applicable law, the Certificate of Incorporation or these Bylaws.

3.13 Organization. At each meeting of the Board, the Chairman, or if there is no Chairman or if there be one and the Chairman is absent, the Chief Executive Officer, or if there is no Chief Executive Officer or if there be one and the Chief Executive Officer is absent, the President, or if there is no President or if there be one and the President is absent, a chairman chosen by a majority of the Directors present, shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

3.14 Quorum of Directors. Except as provided in Section 3.10 with respect to adjourning meetings and Section 3.3 with respect to filling vacancies, the presence in person of a majority of the Entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board

3.15 Action by Majority. Except as otherwise expressly required by applicable law, the Certificate of Incorporation or these Bylaws, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

3.16 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Action taken under this section is effective when the last Director signs the consent, unless the consent specifies a different effective date.

3.17 Presumption of Assent. A Director present at a meeting of the Board, or a committee of the Board, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) the Director objects at the beginning of the meeting (or promptly upon the Director’s arrival) to holding it or transacting business at the meeting; (ii) the Director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) such Director files a written notice of dissent or abstention to such action with the presiding officer of the meeting before the adjournment thereof or to the Corporation immediately after the adjournment of the meeting. The right to give written notice of dissent or abstention shall not apply to a Director who voted in favor of such action.

ARTICLE 4

COMMITTEES OF THE BOARD

If there is more than one Director, the Board, by resolution adopted by a majority of the full Board, may create one or more other committees and appoint members of the Board to serve on them. Each committee shall have two (2) or more members who serve at the pleasure of the Board, and, to the extent provided in such resolution, shall have and may exercise all the authority of the Board, except as limited by law, the Certificate of Incorporation, or these Bylaws.

ARTICLE 5

OFFICERS

5.1 Positions. The officers of the Corporation shall be a President, a Vice President, a Secretary, a Treasurer and such other officers as the Board may elect, including a Chairman, a Chief Executive Officer, a Chief Financial Officer, one or more Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by resolution of the Board. The Board may elect one or more Vice Presidents as Executive Vice Presidents and may use descriptive words or phrases to designate the standing, seniority or areas of special competence of the Vice Presidents elected or appointed by it. Any number of offices may be held by the same individual unless the Certificate of Incorporation or these Bylaws otherwise provide.

5.2 Election. The officers of the Corporation shall be elected by the Board at its annual meeting or at such other time or times as the Board shall determine.

5.3 Term of Office. Each officer of the Corporation shall hold office for the term for which he or she is elected and until such officer’s successor is elected and qualifies or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified or as is agreed to by the Board, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the individual so removed. Any vacancy occurring in any office of the Corporation may be filled by the Board for the remainder of the term of such office. The election or appointment of an officer shall not of itself create contract rights.

5.4 Compensation. The compensation of the officers of the Corporation shall be determined by the Board at its annual meeting or at such other time or times as the Board shall determine, or, if expressly delegated by resolution of the Board, by the Chief Executive Officer, the President or such other officer or officers specified in the resolution.

5.5 Fidelity Bonds. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

5.6 Chairman. The Chairman, if one shall have been appointed, shall preside at all meetings of the Stockholders and at all meetings of the Board and shall exercise such powers and perform such other duties as shall be determined from time to time by resolution of the Board.

5.7 Chief Executive Officer. The Chief Executive Officer of the Corporation, if one shall have been elected, shall be the chief executive officer of the Corporation and shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of the Board. The Chief Executive Officer shall preside at all meetings of the Stockholders and at all meetings of the Board at which the Chairman (if there be one) is not present. The Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer of a corporation and such other duties as may from time to time be assigned to the Chief Executive Officer by the Board.

5.8 President. The President shall have all powers of the Chief Executive Officer to the extent not exercised by the Chief Executive Officer. The President shall preside at all meetings of the Stockholders at which the Chairman (if there be one) and the Chief Executive Officer (if there be one) are not present. The President shall perform all duties incident to the office of President of a corporation and such other duties as may from time to time be assigned to the President by the Board or the Chief Executive Officer.

5.9 Chief Financial Officer. The Chief Financial Officer of the Corporation, if one shall have been elected, shall perform all the powers and duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Chief Executive Officer or the Board may from time to time determine.

5.10 Vice Presidents. At the request of the Chief Executive Officer, or, in the Chief Executive Officer’s absence, the President, or, in the President’s absence, at the request of the Board, the Vice Presidents shall (in such order as may be designated by the Board, or, in the absence of any such designation, in order of seniority based on age) perform all of the duties of the Chief Executive Officer or the President and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the Chief Executive Officer or the President. Each Vice President shall perform such other duties as from time to time may be assigned to such Vice President by resolution of the Board or by the Chief Executive Officer or the President.

5.11 Secretary. The Secretary shall attend all meetings of the Board and of the Stockholders and shall record all the proceedings of the meetings of the Board and of the Stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the Stockholders and shall perform such other duties as may be prescribed by the Board or by the President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same on any instrument requiring it, and when so impressed the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board may, by resolution, give general authority to any other officer to affix the seal of the Corporation and to attest the same by such officer’s signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the President or any Vice President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by applicable law are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by resolution of the Board or by the Chief Executive Officer or the President.

5.12 Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose, full and adequate account of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the Chief Executive Officer, President or the Board, whenever the Chief Executive Officer, President or the Board shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation; disburse the funds of the Corporation as ordered by the Board; and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by resolution of the Board or by the Chief Executive Officer or the President.

5.13 Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by resolution of the Board or by the Chief Executive Officer or the President.

5.14 General Authorization of Officers. Any one or more of the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these Bylaws to more than one officer, to one or more specified officers or to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed.

ARTICLE 6

STOCK CERTIFICATES

6.1 Certificates Representing Shares. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman, if any, or the Chief Executive Officer, President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by such Stockholder in the Corporation. At a minimum, each such certificate shall state on its face the name of the Corporation and that it is organized under the laws of the State of Delaware, the name of the Person to whom issued, the number and class, and series if any within a class, of the shares of the stock of the Corporation represented by such certificate, and such other information as may be required by law. If authorized to issue different classes or series within a class of shares, the certificate shall state the designations, relative rights, preferences and limitations applicable to each class or series, or, alternatively, that the Corporation will furnish the Stockholder this information upon request in writing for no charge. Any or all of the signatures upon a certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

6.2 Transfers. Shares of the Corporation shall be transferable only upon its books by the holder or holders thereof in person, or by the authorized attorney or legal representative of such holder or holders. If the shares transferred are represented by certificates, the holder or holders thereof or the authorized attorney or legal representative of such holder or holders shall, at the time of Transfer, surrender to the Corporation, duly endorsed, the old certificate or certificates and receive new certificate in exchange therefor. Each Transfer shall be recorded and the original record or duplicate thereof shall be kept at the principal office of the Corporation.

6.3 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

6.4 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE 7

BOOKS AND RECORDS

7.1 Books and Records. There shall be kept at the principal office of the Corporation correct and complete records and books of account recording the financial transactions of the Corporation and minutes of the proceedings of the Stockholders, the Board and any committee of the Board. The Corporation shall keep at its principal office a record containing the names and addresses of all Stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

7.2 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any Person entitled to inspect such records pursuant to applicable law.

ARTICLE 8

SEAL

The Corporation shall have a corporate seal in such a form as shall be determined by the Board.

ARTICLE 9

FISCAL YEAR

The fiscal year of the Corporation shall be determined by resolution of the Board.

ARTICLE 10

PROXIES AND CONSENTS

Unless otherwise provided by resolution of the Board, the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Secretary or the Treasurer, or any one of them, may execute and deliver on behalf of the Corporation proxies respecting any and all shares or other ownership interests of any Other Entity owned by the Corporation appointing such individual or individuals as the officer executing the same shall deem proper to represent and vote the shares or other ownership interests so owned at any and all meetings of holders of shares or other ownership interests, whether general or special, and/or to execute and deliver consents respecting such shares or other ownership interests; or any of the aforesaid officers may attend any meeting of the holders of shares or other ownership interests of such Other Entity and thereat vote or exercise any or all other powers of the Corporation as the holder of such shares or other ownership interests.

ARTICLE 11

AMENDMENTS

These Bylaws may be repealed, altered or amended and new Bylaws may be adopted by the affirmative vote of a majority of the Entire Board, subject to the power of the Stockholders to alter or repeal any provision of these Bylaws whether adopted by them or otherwise. Amended and restated as of the effective date of the plan of reorganization of the Corporation.

ARTICLE 12

FORUM SELECTION

12.1 Unless the Corporation expressly consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, any other state or federal court located in the State of Delaware, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former Director or officer or other employee of the Corporation to the Corporation or the Stockholders, (iii) any action asserting a claim against the Corporation or any Director or officer or other employee of the Corporation arising pursuant to any provision of the DGCLor the Certificate of Incorporation or these Bylaws (as each may be amended or restated from time to time), or (iv) any action asserting a claim against the Corporation or any Director or officer or other employee of the Corporation governed by the internal affairs doctrine, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 12. For the avoidance of doubt, this Section 12.1 shall not apply to any action brought to enforce a duty or liability created by the Securities Act of 1933 or the Securities Exchange Act of 1934.

12.2 Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to this Section 12.2.